Exhibit 99.1

THE ESTATE VAULT, INC.

(FKA ROCKY MOUNTAIN BRANDS, INC.)

(A Development Stage Company)

FINANCIAL STATEMENTS

November 30, 2007 and 2006

C O N T E N T S

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

The Estate Vault, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of The Estate Vault, Inc. (A Development Stage Company) as of November 30, 2007 and November 30, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended November 30, 2007 and November 30, 2006 and from inception of Development Stage through November 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Estate Vault, Inc. (A Development Stage Company) as of November 30, 2007 and November 30, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended November 30, 2007 and November 30, 2006 and from inception of Development Stage through November 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $264,511 as of November 30, 2007, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 17, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

THE ESTATE VAULT, INC.

(Fka Rocky Mountain Brands, Inc.)

(A Development Stage Company)

Balance Sheets

	November 30, 2007	November 30, 2006
ASSETS

CURRENT ASSETS

Cash	$—	$—

Total Current Assets	—	—

TOTAL ASSETS	$—	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$—	$—
Shareholder advances	—	—

Total Current Liabilities	—	—

STOCKHOLDERS’ EQUITY

Preferred stock; $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $0.001 par value, 200,000,000 shares authorized; 132,189,171 and 132,189,171 shares issued and outstanding, respectively	132,189	132,189
Additional paid-in capital	132,322	132,322
Accumulated deficit prior to development stage	(264,511)	(264,511)
Accumulated deficit during development stage	—	—

Total Stockholders’ Equity	—	—

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$—	$—

The accompanying notes are an integral part of these financial statements.

THE ESTATE VAULT, INC.

(Fka Rocky Mountain Brands, Inc.)

(A Development Stage Company)

Statements of Operations

	For the Year Ended November 30, 2007	For the Year Ended November 30, 2006	From Inception of Development Stage Through November 30, 2007
REVENUES	$—	$—	$—

OPERATING EXPENSES

General and administrative	—	—	—

Total Operating Expenses	—	—	—

OPERATING INCOME (LOSS)	—	—	—

INCOME TAX EXPENSE	—	—	—

NET INCOME (LOSS)	$—	$—	$—

BASIC LOSS PER SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	132,189,171	132,189,171

The accompanying notes are an integral part of these financial statements.

THE ESTATE VAULT, INC.

(Fka Rocky Mountain Brands, Inc.)

(A Development Stage Company)

Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at inception of development stage on November 30, 2005	132,189,171	$132,189	$132,322	$(264,511)	$—

Net loss for the year ended November 30, 2006	—	—	—	—	—

Balance, November 30, 2006	132,189,171	132,189	132,322	(264,511)	—

Net loss for the year ended November 30, 2007	—	—	—	—	—

Balance, November 30, 2007	132,189,171	$132,189	$132,322	$(264,511)	$—

The accompanying notes are an integral part of these financial statements.

THE ESTATE VAULT, INC.

(fka Rocky Mountain Brands, Inc.)

(A Development Stage Company)

Statements of Cash Flows

	For the Year Ended November 30, 2007	For the Year Ended November 30, 2006	From Inception of Development Stage Through November 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$—	$—	$—
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities
Increase (decrease) in shareholder advances	—	—	—
Increase (decrease) in accounts payable	—	—	—

Net Cash Used by Operating Activities	—	—	—

CASH FLOWS FROM INVESTING ACTIVITIES	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES

Stock offering costs	—	—	—
Common stock issued for cash	—	—	—

Net Cash Provided by Financing Activities	—	—	—

NET DECREASE IN CASH	—	—	—

CASH AT BEGINNING OF PERIOD	—	—	—

CASH AT END OF PERIOD	$—	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$—	$—	$—
Income taxes	$—	$—	$—

NON CASH FINANCING ACTIVITIES:

None	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

THE ESTATE VAULT, INC.

(FKA ROCKY MOUNTAIN BRANDS, INC.)

Notes to the Financial Statements

November 30, 2007 and 2006

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

a. Organization and Business Activities

The Company was originally incorporated on December 7, 1983 in the Province of Ontario Canada. The Company was reincorporated under the laws of the State of Nevada on December 14, 2004 with a principal business objective of developing and marketing snack foods and drinks. The Company discontinued its operations in 2005 was reclassified as a development stage company as of November 30, 2005. On September 24, 2007, the Company’s name was changed to The Estate Vault, Inc.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years. Depreciation is computed using the straight-line method when the assets are placed in service.

c. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a November 30 year-end.

d. Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

h. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At December 31, 2007, the Company’s bank deposits did not exceed the insured amounts.

THE ESTATE VAULT, INC.

(FKA ROCKY MOUNTAIN BRANDS, INC.)

Notes to the Financial Statements

November 30, 2007 and 2006

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

i. Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

	For the Year Ended November 30, 2007	For the Year Ended November 30, 2006
Income loss (numerator)	$—	$—
Shares (denominator)	132,189,171	132,189,171

Per share amount	$0.00	$0.00

j. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of November 30, 2007 and 2006:

	November 30, 2007	November 30, 2006
Income tax expense at statutory rate	$—	$—
Net operating loss carryforward	—	—
Valuation allowance	—	—

Income tax expense per books	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended December 31, 2007 due to the following:

	December 31, 2007	December 31, 2006
NOL Carryover	$—	$—
Valuation allowance	—	—

Net deferred tax asset	$—	$—

At November 30, 2007, the Company had net operating loss carryforwards of approximately $-0- that may be offset against future taxable income through 2027. No tax benefit has been reported in the November 30, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

THE ESTATE VAULT, INC.

(FKA ROCKY MOUNTAIN BRANDS, INC.)

Notes to the Financial Statements

November 30, 2007 and 2006

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

j. Income Taxes (Continued)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

k. Stock-based compensation.

As of November 30, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $264,511 as of November 30, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS 160, “Noncontrolling interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007

THE ESTATE VAULT, INC.

(FKA ROCKY MOUNTAIN BRANDS, INC.)

Notes to the Financial Statements

November 30, 2007 and 2006

NOTE 3 - IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

THE ESTATE VAULT, INC.

(FKA ROCKY MOUNTAIN BRANDS, INC.)

(A Development Stage Company)

FINANCIAL STATEMENTS

February 29, 2008 and November 30, 2008

C O N T E N T S

2

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors

The Estate Vault, Inc.

(A Development Stage Company)

We have reviewed the accompanying condensed balance sheets of The Estate Vault, Inc. as of February 29, 2008, and the related condensed statements of operations, stockholders’ equity (deficit), and cash flows for the three-month periods ended February 29, 2008 and February 28, 2007 and from inception of Development Stage through February 29, 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/    Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

May 19, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

3

THE ESTATE VAULT, INC.

(A Development Stage Company)

Balance Sheets

	February 29, 2008	November 30, 2007
	(unaudited)
ASSETS

CURRENT ASSETS

Cash	$61,113	$—

Total Current Assets	61,113	—

OTHER ASSETS

Technology, net	5,000	—

TOTAL ASSETS	$66,113	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$—	$—

Total Current Liabilities	—	—

STOCKHOLDERS’ EQUITY

Preferred stock; $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $0.001 par value, 200,000,000 shares authorized; 146,577,504 and 132,189,171 shares issued and outstanding, respectively	146,578	132,189
Additional paid-in capital	702,414	132,322
Accumulated deficit prior to development stage	(264,511)	(264,511)
Accumulated deficit during development stage	(518,368)	—

Total Stockholders’ Equity	66,113	—

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,113	$—

The accompanying notes are an integral part of these financial statements.

4

THE ESTATE VAULT, INC.

(A Development Stage Company)

Statements of Operations

(unaudited)

	For the Three Months Ended February 29, 2008	For the Three Months Ended February 28, 2007	From Inception of Development Stage Through February 29, 2008
REVENUES	$150	$—	$150

OPERATING EXPENSES

General and administrative	595,704	—	595,704

Total Operating Expenses	595,704	—	595,704

OPERATING INCOME (LOSS)	(595,554)	—	(595,554)

OTHER INCOME (EXPENSE)

Other income	77,186	—	77,186

NET LOSS BEFORE INCOME TAXES	(518,368)	—	(518,368)

INCOME TAX EXPENSE	—	—	—

NET INCOME (LOSS)	$(518,368)	$—	$(518,368)

BASIC LOSS PER SHARE	$(0.00)	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	139,383,338	132,189,171

The accompanying notes are an integral part of these financial statements.

5

THE ESTATE VAULT, INC.

(A Development Stage Company)

Statements of Stockholders’ Equity

(unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at inception of development stage on November 30, 2005	132,189,171	$132,189	$132,322	$(264,511)	$—

Net loss for the year ended November 30, 2006	—	—	—	—	—

Balance, November 30, 2006	132,189,171	132,189	132,322	(264,511)	—

Net loss for the year ended November 30, 2007	—	—	—	—	—

Balance, November 30, 2007	132,189,171	132,189	132,322	(264,511)	—

Contributed capital	—	—	224,773	—	224,773

Common stock issued for services at $0.10 per share	14,388,333	14,388	345,320	—	359,708

Net loss for the year ended November 30, 2007	—	—	—	(518,368)	(518,368)

Balance, November 30, 2007	146,577,504	$146,577	$702,415	$(782,879)	$66,113

The accompanying notes are an integral part of these financial statements.

6

THE ESTATE VAULT, INC.

(A Development Stage Company)

Statements of Cash Flows

(unaudited)

	For the Three Months Ended February 29, 2008	For the Three Months Ended February 28, 2007	From Inception of Development Stage Through February 28, 2008
OPERATING ACTIVITIES

Net loss	$(518,368)	$—	$(518,368)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services	359,708		359,708
Changes in operating assets and liabilities
Increase (decrease) in accounts payable	—	—	—

Net Cash Used in Operating Activities	(158,660)	—	(158,660)

INVESTING ACTIVITIES

Purchase of technology	(5,000)	—	(5,000)

Net Cash Used in Investing Activities	(5,000)	—	(5,000)

FINANCING ACTIVITIES

Common stock issued for cash	224,773	—	224,773

Net Cash Provided by Financing Activities	224,773	—	224,773

NET DECREASE IN CASH	61,113	—	61,113

CASH AT BEGINNING OF PERIOD	—	—	—

CASH AT END OF PERIOD	$61,113	$—	$61,113

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$—	$—	$—
Income taxes	$—	$—	$—
NON CASH FINANCING ACTIVITIES:

None	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

7

THE ESTATE VAULT, INC

Notes to the Condensed Financial Statements

February 29, 2008 and November 30, 2007

NOTE 1 -	CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at February 29, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s November 30, 2007 audited financial statements. The results of operations for the periods ended February 29, 2008 and February 28, 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 -	GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, the Company has incurred significant annual losses, which have resulted in an accumulated deficit of $782,879 at February 29, 2008 which raises substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company increasing sales to the point it becomes profitable. The Company may need to raise additional capital for marketing to increase its sales. If the Company is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the private placement of shares of its common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

NOTE 3 -	EQUITY ACTIVITY

During the three months ended February 29, 2008, the Company issued 14,388,333 shares of its common stock at $0.025 per share for services performed. During the three months ended February 29, 2008 shareholders of the Company contributed $224,773 in cash to the Company.

8

THE ESTATE VAULT, INC.

(FKA ROCKY MOUNTAIN BRANDS, INC.)

FINANCIAL STATEMENTS

May 31, 2008 and November 30, 2007

C O N T E N T S

2

MOORE & ASSOCIATES, CHARTERED

    ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

The Estate Vault, Inc.

We have reviewed the accompanying balance sheets of The Estate Vault, Inc. as of May 31, 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the three-month and six-month periods ended May 31, 2008 and May 31, 2007. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of The Estate Vault, Inc. as of November 30, 2007, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 17, 2008, we expressed an unqualified opinion with a going concern paragraph on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of November 30, 2007 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
July 23, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

3

THE ESTATE VAULT, INC.

Balance Sheets

	May 31, 2008	November 30, 2007
	(unaudited)
ASSETS

CURRENT ASSETS

Cash	$19,883	$—

Total Current Assets	19,883	—

OTHER ASSETS

Technology, net	5,000	—

TOTAL ASSETS	$24,883	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Advances from related parties	$326,074	$—
Accounts payable and accrued expenses	—	—

Total Current Liabilities	326,074	—

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock; $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $0.001 par value, 200,000,000 shares authorized; 177,092,504 and 132,189,171 shares issued and outstanding, respectively	177,092	132,189
Additional paid-in capital	1,210,002	132,322
Accumulated deficit	(1,688,285)	(264,511)

Total Stockholders’ Equity (Deficit)	(301,191)	—

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$24,883	$—

The accompanying notes are an integral part of these financial statements.

4

THE ESTATE VAULT, INC.

Statements of Operations

(unaudited)

	For the Three Months Ended May 31, 2008	For the Three Months Ended May 31, 2007	For the Six Months Ended May 31, 2008	For the Six Months Ended May 31, 2007
REVENUES	$105,311	$—	$105,461	$—

OPERATING EXPENSES

General and administrative	1,010,717	—	1,606,421	—

Total Operating Expenses	1,010,717	—	1,606,421	—

OPERATING INCOME (LOSS)	(905,406)	—	(1,500,960)	—

OTHER INCOME (EXPENSE)

Other income	0	—	77,186	—

NET LOSS BEFORE INCOME TAXES	(905,406)	—	(1,423,774)	—

INCOME TAX EXPENSE	—	—	—	—

NET INCOME (LOSS)	$(905,406)	$—	$(1,423,774)	$—

BASIC LOSS PER SHARE	$(0.01)	$0.00	$(0.01)	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	158,237,921	132,189,171	151,953,060	132,189,171

The accompanying notes are an integral part of these financial statements.

5

THE ESTATE VAULT, INC.

Statements of Stockholders’ Equity (Deficit)

(unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance, November 30, 2006	132,189,171	$132,189	$132,322	$(264,511)	$—

Net loss for the year ended November 30, 2007	—	—	—	—	—

Balance, November 30, 2007	132,189,171	132,189	132,322	(264,511)	—

Common stock issued for services at $0.025 per share	20,903,333	20,903	501,680	—	522,583

Common stock issued for cash at $0.025 per share	24,000,000	24,000	576,000	—	600,000

Net loss for the six months ended May 31, 2008	—	—	—	(1,423,774)	(1,423,774)

Balance, May 31, 2008	177,092,504	$177,092	$1,210,002	$(1,688,285)	$(301,191)

The accompanying notes are an integral part of these financial statements.

6

THE ESTATE VAULT, INC.

Statements of Cash Flows

(unaudited)

	For the Six Months Ended May 31, 2008	For the Six Months Ended May 31, 2007
OPERATING ACTIVITIES

Net loss	$(1,423,774)	$—
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services	522,583
Changes in operating assets and liabilities
Increase (decrease) in accounts payable	—	—

Net Cash Used in Operating Activities	(901,191)	—

INVESTING ACTIVITIES

Purchase of technology	(5,000)	—

Net Cash Used in Investing Activities	(5,000)	—

FINANCING ACTIVITIES

Advances from related parties	326,074	—
Common stock issued for cash	600,000	—

Net Cash Provided by Financing Activities	926,074	—

NET DECREASE IN CASH	19,883	—

CASH AT BEGINNING OF PERIOD	—	—

CASH AT END OF PERIOD	$19,883	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—	$—
Income taxes	$—	$—

NON CASH FINANCING ACTIVITIES:

None	$—	$—

The accompanying notes are an integral part of these financial statements.

7

THE ESTATE VAULT, INC

Notes to the Condensed Financial Statements

May 31, 2008 and November 30, 2007

NOTE	1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at May 31, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s November 30, 2007 audited financial statements. The results of operations for the periods ended May 31, 2008 and May 31, 2007 are not necessarily indicative of the operating results for the full years.

NOTE	2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Historically, the Company has incurred significant annual losses, which have resulted in an accumulated deficit of $782,879 at May 31, 2008 which raises substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company increasing sales to the point it becomes profitable. The Company may need to raise additional capital for marketing to increase its sales. If the Company is unable to increase sales sufficiently or obtain adequate capital, it could be forced to cease operation. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Management plans to increase sales by increasing its marketing program and to obtain additional capital from the private placement of shares of its common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

NOTE	3 - EQUITY ACTIVITY

During the six months ended May 31, 2008, the Company issued 20,903,333 shares of its common stock at $0.025 per share for services performed. During the three months ended May 31, 2008 the Company issued 24,000,000 shares of its common stock at $0.025 per share for services performed contributed $600,000 in cash to the Company.

8